ACE LIMITED
                              1999 REPLACEMENT
                          LONG TERM INCENTIVE PLAN

                                 ARTICLE 1
                            Statement of Purpose

The ACE Limited 1999 Replacement Long-Term Incentive Plan (the "Plan") has been established by ACE Limited (the "Company") to award substitute restricted stock awards in satisfaction of its obligations under Section 5.3(b) of the acquisition agreement dated as of January 11, 1999 by and among the Company, CIGNA Corporation ("CIGNA") and CIGNA Holdings, Inc. (the "Acquisition Agreement") and to provide selected individuals substitute restricted stock awards in replacement of certain CIGNA equity-based awards which terminate or expire in connection with the closing of the transaction contemplated by the Acquisition Agreement (the "Transaction").

                                 ARTICLE 2
                                Definitions

For all purposes of this Plan, except as otherwise expressly provided or defined herein or unless the context otherwise requires, the terms defined in this Article shall have the following meanings:

2.1 "Board of Directors" or "Board" means the board of directors of the Company or any duly authorized committee of that board.

2.2      "CEO" means the Chief Executive Officer of the Company.

2.3 "Change of Control" means the occurrence of any one of the following events:

         (a) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

         (b) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

         (c) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;



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         (d)      all or substantially all of the assets or business of the
                  Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

         (e) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

2.4      "Code" means the Internal Revenue Code of 1986, as amended.

2.5 "Committee" means the Committee selected by the Board of Directors or any successor committee with responsibility for compensation.

2.6      "Company" means ACE Limited, a Cayman Island company.

2.7 "Deferred Compensation Account" means a separate account established pursuant to a Deferred Compensation Plan.

2.8 "Deferred Compensation Plan" means a deferred compensation plan or other arrangement of the Company or a Subsidiary which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

2.9      "Disability" means permanent and total disability as defined in Code
         Section 22(e)(3).

2.10 "Eligible Employee" means any person who (i) is entitled to substitute restricted stock awards pursuant to the Acquisition Agreement or (ii) is holding CIGNA equity awards that terminate or expire in connection with the closing of the Transaction and is selected by the Committee to receive Substitute Restricted Stock under the Plan.

2.11     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12 "Fair Market Value" means except as otherwise provided by the Committee, the "Fair Market Value" of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.


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2.13     "Ordinary Shares" means the ordinary shares, par value $0.041666667 per share, of the Company.

2.14 "Participant" means an Eligible Employee to whom any one or more of the awards authorized by this Plan shall have been granted.

2.15 "Plan" means this ACE Limited 1999 Replacement Long-Term Incentive Plan, as it may be amended from time to time.

2.16 "Restricted Period" means the period during which Ordinary Shares awarded under Article 5 are subject to restrictions on sale, transfer, assignment, pledge or other disposition.

2.17 "Retirement" means the occurrence of a Participant's Date of Termination with the consent of the Participant's employer after the Participant is eligible for retirement under the ACE Limited qualified retirement plan the individual is participating in at the time; provided, however, that the Committee may impose such additional conditions or restrictions on Retirement as it determines to be appropriate.

2.18     "SEC" means the Securities and Exchange Commission.

2.19 "Subsidiary" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by the Company; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by the Company.

2.20 "Substitute Restricted Stock" means Ordinary Shares granted to a Participant under Article 5 while it remains subject to a Restricted Period.

2.21 "Termination for Cause" means, unless otherwise defined in the particular agreement evidencing the grant of a Substitute Restricted Stock award, termination by the Company or a Subsidiary due (i) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from the Participant's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the CEO, which demand specifically identifies the manner in which the CEO believes that the Participant has not substantially performed his duties; (ii) the failure by the Participant to execute or materially conform to the ACE Limited Code of Conduct, within a reasonable period of time after a written demand for compliance with the Code of Conduct is delivered to the Participant by the CEO, which demand specifically identifies the manner in which the CEO believes that the Participant has failed to execute or materially conform to the ACE Limited Code of Conduct; (iii) the willful engaging by the Participant in conduct which is



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         demonstrably and materially injurious to the Company, monetarily or otherwise; or (iv) the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the CEO, the Participant's credibility and reputation no longer conform to the standard of the Company's employees. For purposes of this section, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

2.22 "Termination of Employment" means the termination of the Participant's active employment relationship with the Company and the Subsidiaries, unless otherwise expressly provided by the Committee.

2.23 "Termination Upon a Change of Control" means a termination of employment upon or within two years after a Change of Control (i) initiated by the Company or a Subsidiary or a successor other than a Termination for Cause or (ii) initiated by an Employee after determining in his reasonable judgment that there has been a reduction in his authority, duties, responsibilities or title, any reduction in his compensation, or any change caused by the Company or a Subsidiary in his office location of more than 35 miles from its location on the date of the Change of Control.

                                 ARTICLE 3
                               Participation

3.1 Participation. Subject to the terms and conditions the Plan, participation in the Plan shall be limited to Eligible Employees.

                                 ARTICLE 4
                        Authorized Incentive Awards

4.1 Authorized Awards. Substitute Restricted Stock Awards may be granted under the Plan.

4.2 General Powers of the Committee. Subject to the requirements of applicable law the Committee is authorized and empowered to grant
Substitute Restricted Stock Awards in replacement of certain CIGNA equity awards which terminate or expire in connection with the closing of the Transaction.


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                                 ARTICLE 5
                     Substitute Restricted Stock Grants

5.1 General. The consideration for a grant of Substitute Restricted Stock may be solely in the form of the recipient's services rendered to the Company and the Subsidiaries, or may be such other lawful form of consideration as the Committee shall determine.

5.2 Restricted Period. Except as expressly provided below, Substitute Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period(s) established by the Committee. The Committee may establish different Restricted Periods and different restriction terms applicable to such number of the shares of Substitute Restricted Stock evidenced by a single grant as it deems appropriate.

5.3 Issuance; Voting Rights; Dividends. Substitute Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Committee may provide for the current payment of dividends on shares of Substitute Restricted Stock to the holders of such shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Ordinary Shares with respect to which they are issued.

5.4      Termination of Employment.

(a)      In the event of Termination of Employment of a Participant during a

         Restricted Period, except Termination Upon a Change of Control or termination by reason of death or Disability, ownership of the Substitute Restricted Stock at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee. In the event of Termination of Employment by reason of Retirement of a Participant during a Restricted Period, the Committee or its designee in the sole discretion of either may provide, before the Participant's Retirement, that the Restricted Period applicable to any outstanding Substitute Restricted Stock at the date of Retirement shall lapse immediately upon the Participant's Retirement.

(b) In the event of Termination Upon a Change of Control or Termination of Employment by reason of death or Disability of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Substitute Restricted Stock at the date of Termination of Employment shall lapse immediately.

5.5 Leave of Absence. The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly provided by the Committee.



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                                 ARTICLE 6
                      Shares Authorized under the Plan

6.1 Maximum Number Authorized. The number of Ordinary Shares authorized to be issued pursuant to Substitute Restricted Stock awards under this Plan is 1,939,100.

6.2 ACE Limited 1999 Replacement International Stock Unit Program. The Company maintains the ACE Limited 1999 Replacement International Stock Unit Program which provides for distribution of Ordinary Shares. Subject to the terms and conditions of such program, Ordinary Shares to be delivered under that program shall be distributed under this Plan.

                                 ARTICLE 7
                          Antidilution Provisions

Except as otherwise expressly provided herein, the following provisions shall apply to all Substitute Restricted Stock awarded under this Plan:

7.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Ordinary Shares, the number of Ordinary Shares authorized under this Plan will be adjusted proportionately by the Committee. Similarly, in any such event there will be a proportionate adjustment by the Committee in the number of shares of Substitute Restricted Stock outstanding.

7.2 Merger, Exchange or Reorganization. In the event that the outstanding Ordinary Shares are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Substitute Restricted Stock awarded under this Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of the Company, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding Substitute Restricted Stock, so as to accelerate, as a consequence of or in connection with such transaction, the lapsing of the Restricted Periods for shares of Substitute Restricted Stock.

                                 ARTICLE 8
                           Administration of Plan

8.1 General Administration. The Plan is to be administered by the Committee, subject to such requirements for review and approval by the Board of Directors as the Board of Directors may establish.


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8.2 Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

8.3 Decisions Binding. All decisions of the Committee concerning this Plan, participation and awards shall be binding on the Company and its Subsidiaries and their respective boards of directors, and on all Eligible Employees, Participants and other persons claiming rights under the Plan.

                                 ARTICLE 9
                                 Amendments

All amendments to this Plan shall be in writing and shall be effective when approved by the Board of Directors. Unless otherwise expressly provided by an amendment or the Board of Directors, no amendment to this Plan shall apply to grants of Substitute Restricted Stock made before the effective date of the amendment. A Participant's rights with respect to outstanding Substitute Restricted Stock grants may not be abridged by any amendment, modification or termination of the Plan without the Participant's consent.

                                 ARTICLE 10
                              Other Provisions

10.1 Effective Date. This Plan is effective as of the Closing Date, as that term is used in the Acquisition Agreement (the "Effective Date").

10.2 Duration of the Plan. The Plan shall remain in effect until all rights granted under this Plan have been satisfied by the issuance of Ordinary Shares no longer subject to restriction, or terminated under the terms of this Plan.

10.3 Early Termination. Notwithstanding the provisions of Section 10.2, the Board of Directors may terminate this Plan at any time; but no such action by the Board of Directors shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

10.4 General Restriction. No Ordinary Shares issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable law.

10.5 Withholding Taxes. Upon the vesting of any Restricted Stock, the Company and the Subsidiaries shall have the right at their option to:


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(a)      require the Participant (or personal representative or
         beneficiary) to remit an amount sufficient to satisfy federal, state and local withholding taxes; or

(b) deduct, from any amount payable, the minimum amount of any taxes the Company or the Subsidiary may be required to withhold with respect to such transaction.

The Committee may require, or permit, the Participant to remit such amount in whole or in part in Ordinary Shares, provided such amount is not in excess of the amount necessary to satisfy the minimum applicable tax withholding requirements. If the Committee permits a Participant to elect to remit such amount in Ordinary Shares, any such election shall be made on or prior to the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish such additional conditions as it deems appropriate. If the Participant remits such amount in Ordinary Shares, the number of Ordinary Shares delivered to or on behalf of a Participant shall be reduced by the number of shares so remitted. Ordinary Shares so remitted shall be valued using the Fair Market Value of Ordinary Shares as of the date the withholding obligation arises.

10.6 Safekeeping of Certificates. The certificate evidencing Ordinary Shares awarded by a Substitute Restricted Stock grant shall be retained for safekeeping by the Company or a Subsidiary, or by a custodian appointed by the Company or a Subsidiary, except the Committee may in its discretion cause the certificate to be delivered to the Participant after a Substitute Restricted Stock grant. The Company or the Subsidiary will deliver any such retained certificates that are not subject to a Restricted Period to the Participant within a reasonable period after a Participant requests delivery of such certificates.

10.7 Future Participation Not Guaranteed. Participation in the Plan is not in and of itself to be construed as evidence of a right to participate in any other equity plan adopted by the Company.

10.8 Termination of Employment. The Company and each Subsidiary retain the right to terminate the employment of any employee at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Employee is not, and shall not be construed in any manner to be, a waiver of such right.

10.9 Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

10.10 Construction. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.


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